Exhibit 10.2

Lock-Up Agreement

______________, 2014

Maxim Group LLC
405 Lexington Avenue
New York, NY 10174

Ladies and Gentlemen:

The undersigned understands that Maxim Group LLC (“Maxim” or the “Placement Agent”) proposes to enter into an Placement Agent Agreement (the “Placement Agent Agreement”) with Acorn Energy, Inc., a Delaware corporation (the “Company”), providing for the private placement (the “Offering”) by the Placement Agent of shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and warrants exercisable for Common Stock.

To induce the Placement Agent to continue their efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of Maxim, he or she will not, during the period commencing on the date hereof and ending 180 days after the closing of the Offering (the “Lock-Up Period”), sell, offer, agree to sell, contract to sell, hypothecate, pledge, grant any option to purchase, make any short sale of, or otherwise dispose of or hedge, directly or indirectly, any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for shares of Common Stock, whether any such transaction described above is to be settled by delivery of shares of Common Stock, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Offering, (b) transfers of shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock to (i) the spouse or any lineal descendant of the undersigned, (ii) any trust for the benefit of the undersigned or the spouse or lineal descendant of the undersigned (or by gift to a charitable organization), (iii) the estate of the undersigned, or (iv) any affiliate of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b), each donee or distributee shall sign and deliver a lock-up agreement substantially in the form of this agreement or (c) the exercise by the undersigned of the options to purchase shares of Common Stock held by the undersigned and set forth on Schedule A hereto, which options are expiring during the Lock-Up Period, and the subsequent disposition of shares of Common Stock solely to the extent required to satisfy the undersigned’s tax withholding obligations in connection with the exercise of such options (such shares of Common Stock shall be referred to herein as “Permitted Disposition Shares”); provided, however, that in no event shall the undersigned be permitted to sell more than 20% of such Permitted Disposition Shares on any trading day. In addition, the undersigned agrees that, without the prior written consent of Maxim, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

If (a) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless Maxim waives such extension.

No provision in this agreement shall be deemed to restrict or prohibit the exercise or exchange by the undersigned of any option or warrant to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock; provided that the undersigned does not transfer the shares of Common Stock acquired on such exercise or exchange during the Lock-Up Period, unless otherwise permitted pursuant to the terms of this agreement. In addition, no provision herein shall be deemed to restrict or prohibit the entry into or modification of a so-called “10b5-1” plan at any time (other than the entry into or modification of such a plan in such a manner as to cause the sale of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock within the Lock-Up Period).

The undersigned understands that the Company and the Placement Agent are relying upon this agreement in proceeding toward consummation of the Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned understands that if the Placement Agent Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to consummation of the Offering, the undersigned shall be released from all obligations under this letter agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made on and subject to terms which are subject to negotiation between the Company, the Placement Agent and the purchasers in the Offering.

Very truly yours,

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SCHEDULE A

None.

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